Exhibit 99.1

INmune Bio Receives MHRA Written Alignment Supporting Planned 2026 UK Conditional Marketing Authorization Application for CORDStrom™ in RDEB

●	MHRA minutes from May 12 pre-MAA Scientific Advice meeting confirm agreement across all questions covering CMC, non-clinical and clinical evidence packages

●	MHRA pediatric feedback recognizes MissionEB Phase 2 data as demonstrating clinically meaningful symptomatic benefit, particularity pain and pruritis, and states the data could support positioning as chronic or intermittent supportive therapy for RDEB

BOCA RATON, Fla, June 23, 2026 (GLOBE NEWSWIRE) -- INmune Bio Inc. (NASDAQ: INMB) (the “Company”), a late-stage biotechnology company focused on inflammation and immunology, today announced that it has received official, accepted meeting minutes from its recent face-to-face pre-Marketing Authorization Application (pre-MAA) Scientific Advice meeting with the UK Medicines & Healthcare products Regulatory Agency (MHRA) for CORDStrom™ (Ebstrocel™) in Recessive Dystrophic Epidermolysis Bullosa (RDEB).

The May 12, 2026, meeting resulted in written alignment across all questions submitted by the Company and provides a clear regulatory path for INmune Bio’s planned 2026 UK Marketing Authorization Application (MAA) seeking Conditional Marketing Authorization for Ebstrocel™ in RDEB. Ebstrocel™ is the name of the RDEB-specific investigational formulation derived from INmune Bio’s proprietary CORDStrom™ off-the-shelf, pooled, human umbilical cord-derived mesenchymal stromal cell platform.

"Definitive MHRA alignment across CMC, non-clinical and clinical strategy is an important regulatory de-risking milestone for Ebstrocel™ and for the broader CORDStrom™ platform," said David Moss, Chief Executive Officer of INmune Bio. "The minutes give us a practical roadmap to completing the MAA package for potential conditional authorization in the UK.”

In addition, the Company received written comments on its pediatric investigation plan (PIP). In those comments, MHRA recognized MissionEB Phase 2 data as demonstrating “clinically meaningful symptomatic benefit, particularly in pain and pruritus. While MissionEB demonstrated improvements in wound quality, inflammation, and granulation during treatment periods, it did not show durable wound closure or sustained reduction in total wound burden after treatment cessation, which is a significant limitation of the study. Nevertheless, these data could support the positioning as chronic or intermittent supportive therapy for RDEB.” INmune Bio is incorporating the Agency’s endpoint recommendations into its confirmatory Phase 3 program to better capture patient-relevant benefits in this ultra-rare disease.

“MHRA’s comments recognize the patient-relevant symptomatic benefits observed in MissionEB and provide specific guidance on the evidence package, manufacturing transition and confirmatory trial design needed to support review,” stated David Moss. “We remain on track for our planned 2026 UK MAA submission, with the EU and US submissions to follow."

"RDEB studies require a development framework that reflects small patient populations, caregiver-reported outcomes and clinically meaningful symptom changes," said Dr. Mark Lowdell, Chief Scientific Officer of INmune Bio. "The MHRA feedback has been very valuable, constructive and highly specific. We are implementing MHRA’s recommendations, including refinements to the primary and secondary endpoints, which move away from a focus on wound closure, and broadening the planned pediatric age range to 0 to 18 years, before submitting the clinical trial application. The Agency’s openness to Bayesian analyses and patient/parent-reported evidence is consistent with the realities of rare-disease development and will inform both our conditional-approval package and our confirmatory Phase 3 strategy."

Key outcomes from the MHRA written advice:

1. CMC and Commercial Manufacturing Framework Validated

The MHRA affirmed that INmune Bio’s proprietary pooled-donor approach is acceptable, provided it is supported by the Company’s data-characterization package and donor-contribution controls. The agency also concurred with INmune Bio’s analytical and comparability plans to transition manufacturing to commercial platforms, including standard microcarrier clearance controls and stability protocols. Importantly, the Company expects to submit certain real-time manufacturing and stability updates during the formal MAA assessment period.

2. Capital-Efficient Non-Clinical Safety Package Accepted

Regulators agreed with INmune Bio’s strategy to use a focused, literature-supported non-clinical safety package, supplemented by in vitro safety and pharmacology data. This approach is designed to satisfy non-clinical safety requirements while avoiding redundant, capital-intensive animal testing that is unlikely to add decision-relevant information for this cell-therapy product candidate.

3. Rare-Disease Clinical Evidence Framework Clarified

The MHRA provided constructive guidance on the statistical and clinical evidence challenges inherent in ultra-rare diseases such as RDEB. Regulators noted that traditional frequentist statistical analyses may be less informative in small orphan populations and invited INmune Bio to incorporate alternative approaches, including Bayesian statistical models and qualitative patient and parent interview data describing improvements in systemic symptoms such as chronic pain, intractable itch and sleep quality, to support the Ebstrocel™ MAA.  The Agency also gave clear advice about strengthening our analysis of the qualitative data from the MISSION EB phase II trial for submission, emphasizing the importance of this data. We have taken on board their advice regarding data analyses for the phase III trial required for substantive approval, which is expected to open in 2026.

INmune Bio is advancing final commercial manufacturing validation activities and dossier compilation to support the planned UK submission. The Company also intends to use the MHRA feedback to inform future interactions with the European Medicines Agency (EMA) and the U.S. Food and Drug Administration (FDA) with additional filings planned in late 2026 or early 2027, subject to regulatory alignment and completion of required submissions.

About CORDStrom™

CORDStrom™ is a patent-pending cell medicine platform comprising aseptic, allogeneic, pooled human umbilical cord-derived mesenchymal stromal cells in suspension for injection or infusion. The CORDStrom™ platform leverages proprietary screening, pooling and expansion techniques to create off-the-shelf, allogeneic, pooled hucMSCs as medicines to treat complex inflammatory and autoimmune diseases. CORDStrom™ products are designed to provide high-quality, off-the-shelf, batch-to-batch consistent, scalable, cGMP-manufactured and potent cellular medicines that can be produced affordably and with repeatable specifications. Ebstrocel™ is the indication-specific formulation derived from the CORDStrom™ platform, optimized with anti-inflammatory, immunomodulatory and wound-healing effector functions to treat the severe systemic effects of RDEB in pediatric patients.

About INmune Bio Inc.

INmune Bio Inc. is a publicly traded (NASDAQ: INMB), late-stage biotechnology company focused on developing treatments that target the innate immune system to fight disease. Moving beyond early-stage exploration, the Company’s clinical-development strategy centers on advanced precision medicine, matching drug mechanisms directly to patient biology to optimize clinical outcomes.

INmune Bio is actively advancing two late-stage product platforms toward registrational milestones:

1. CORDStrom™: A proprietary, pooled, allogeneic, human umbilical cord-derived mesenchymal stromal cell platform engineered to address the historical clinical challenges of donor variability and manufacturing inconsistency. Following successful clinical readouts in RDEB, the platform is transitioning to regulatory filing phases, with an MAA planned for the UK MHRA and EU EMA in 2026, alongside a planned U.S. Biologics License Application (BLA) submission.

2. XPro1595™: A Dominant-Negative Tumor Necrosis Factor (DN-TNF) platform that selectively neutralizes soluble TNF (sTNF) to eliminate neuroinflammation without compromising protective immune function. Backed by recently granted FDA Fast Track designation and successful regulatory alignment from an End-of-Phase 2 meeting, XPro1595™ is positioned for an integrated Phase 2b/3 seamless adaptive registrational program in neuroinflammation-enriched early Alzheimer’s disease.

To learn more about INmune Bio’s pipeline and its approach to harnessing the innate immune system, please visit www.inmunebio.com.

Forward Looking Statements

Clinical trials are in early stages and there is no assurance that any specific outcome will be achieved. Any statements contained in this press release related to the development or commercialization of product candidates and other business and financial matters, including without limitation, trial results and data, timing of key milestones, future plans or expectations, and the prospects for receiving regulatory approval or commercializing or selling any product or drug candidates, may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to several risks and uncertainties. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements because of these risks and uncertainties. CORDStrom™, XPro1595™ (XPro™, pegipanermin), and INKmune™ have either finished clinical trials, are still in clinical trials or are preparing to start clinical trials and have not been approved by the US Food and Drug Administration (FDA), the UK MHRA or any regulatory body and there cannot be any assurance that they will be approved by the FDA, the UK MHRA or any regulatory body or that any specific results will be achieved. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to produce more drug for clinical trials; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K. The Company assumes no obligation to update any forward-looking statements to reflect any event or circumstance that may arise after the date of this release.

INmune Bio Contacts:

David Moss
Chief Executive Officer
(561) 710-0512
info@inmunebio.com

Daniel Carlson
Head of Investor Relations
(415) 509-4590
dcarlson@inmunebio.com

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